Exhibit 99.1

FOR IMMEDIATE RELEASE

COUNTY BANCORP, INC. ANNOUNCES RECORD NET INCOME

OF $14.3 MILLION FOR THE YEAR 2018

Highlights

•	Net income of $2.8 million for the fourth quarter of 2018 and $14.3 million for the year 2018
•	Diluted earnings per share of $0.40 for the fourth quarter of 2018 and $2.04 for the year2018
•	Book value per share of $21.48 as of December 31, 2018, an increase of $1.55, or 7.8%, since December 31, 2017
•	Gross loans serviced increased $20.7 million during the fourth quarter of 2018, an increase of 1.1%, and $119.4 million during the year 2018, an increase of 6.8%
•	Core deposit growth of $36.3 million during the fourth quarter of 2018, an increase of 5.1%, and $69.3 million during the year 2018, an increase of 10.1%

Manitowoc, Wisconsin, February 11, 2019 – County Bancorp, Inc. (Nasdaq: ICBK), the holding company of Investors Community Bank (the “Bank”), an agricultural and commercial community bank headquartered in Manitowoc, Wisconsin, reported net income of $2.8 million, or $0.41 diluted earnings per share, for the fourth quarter of 2018, compared to net income of $3.5 million, or $0.50 diluted earnings per share, for the third quarter of 2018 and $2.1 million, or $0.30 diluted earnings per share, for the fourth quarter of 2017.  Net income for the year ended December 31, 2018 was $14.3 million, or $2.04 diluted earnings per share, compared to $10.4 million for the year ended December 31, 2017, or $1.49 diluted earnings per share, an increase of 36.7%.  This represents a return on average assets of 0.96% for the year ended December 31, 2018, compared to 0.80% for the year ended December 31, 2017.

“We are very pleased that we continue to produce solid year-over-year earnings, even with the challenges in the dairy sector,” stated Tim Schneider, President of County Bancorp, Inc. and CEO of the Bank.

“With the dairy challenges and a flattening to inverted yield curve, we are going to take 2019 to manage our growth and work on the right side of our balance sheet.  We plan to reduce our overall credit exposure during the first half of 2019 and continue to focus on core deposit generation.  This will allow us to work aggressively to reduce our wholesale funding during 2019.  We anticipate another challenging year on the credit side with our classified assets continuing to increase.  We still believe that our classified asset levels are protected overall by the use of Farm Service Agency guarantees on many of our agricultural credits.”

Loans and Total Assets

Total assets at December 31, 2018 were $1.5 billion, an increase of $5.9 million, or 0.4%, and $123.8 million, or 8.9%, over total assets as of September 30, 2018 and December 31, 2017, respectively.  Total loans were $1.2 billion at December 31, 2018, which represents a $58.3 million, or 5.1%, increase over total loans at December 31, 2017.  Loan growth in the fourth quarter of 2018 was $4.4 million, an increase of 0.4%, from September 30, 2018.

In addition to on-balance sheet loan growth, participated loans that we continue to service totaled $661.3 million at December 31, 2018, which is an increase of $60.1 million, or 10.1%, over participated loans that we continued to service at December 31, 2017.  During the fourth quarter of 2018, participated loans that we continue to service increased $16.4 million, or 2.5%, over loans sold and serviced as of September 30, 2018.

Deposits

Total deposits at December 31, 2018 were $1.2 billion, an increase of $14.6 million, or 1.2%, and $113.3 million, or 10.2%, over total deposits as of September 30, 2018 and December 31, 2017, respectively.  Core deposit (demand deposits, money market accounts, and certificates of deposit) increased $69.3 million, or 10.1%, since December 31, 2017, and increased $36.3, or 5.1%, in the fourth quarter of 2018.  We continue to supplement our deposit needs with wholesale deposits, which include brokered deposits and national certificates of deposit.  Brokered deposits and national certificates of deposit at December 31, 2018 were $468.9 million, which was a decrease of $21.8 million, or 4.4%, from September 30, 2018, but was an increase of $43.9 million, or 10.3%, from December 31, 2017.

Due to our deposit growth in 2018, we have been able to decrease our FHLB borrowings by $13.0 million, or 12.7%, since September 30, 2018, and by $32.1 million, or 26.4%, since December 31, 2017.

Net Interest Income and Margin

Net interest income improved to $10.7 million for the three months ended December 31, 2018, which was a $0.1 million, or 1.3%, and $0.5 million, or 5.5%, increase from the three months ended September 30, 2018 and the three months ended December 31, 2017, respectively, primarily due to growth in loans and securities available for sale.

For the year ended December 31, 2018, net interest income improved 8.0% to $42.0 million from $38.9 million for the year ended December 31, 2017.  The increase was primarily due to loan growth and purchases of securities available for sale, which was partially offset by interest expense on subordinated debt issued in 2018 and increased rates paid on deposit accounts.

Net interest margin was 2.91% for the three months ended December 31, 2018, which was an increase from 2.89% for the three months ended September 30, 2018, and a decrease from 3.06% for the three months ended December 31, 2017.  Despite asset yields improving over the linked quarter, only a slight improvement was realized in net interest margin due to continued increased deposits costs.  Year-over-year fourth quarter net interest margin decreased by fifteen basis points primarily due to interest expense related to the $30.0 million of junior subordinated debentures that were issued during the second quarter of 2018 and a forty-eight basis point increase in cost of funds, which was partially offset by a forty basis point improvement in loan yields.

For the year ended December 31, 2018, net interest margin decreased to 2.91% from 3.11% for the year ended December 31, 2017.  Yields on interest earning assets increased by 0.22% between the two years while the cost of interest bearing liabilities increased by 0.47% between the same periods.

Non-Interest Income and Expense

Non-interest income for the three months ended December 31, 2018 increased by $0.2 million, or 7.6%, to $2.3 million compared to the three months ended September 30, 2018, primarily the result of increased loan servicing rights and fees related to increased volume in loans being serviced.

Non-interest income for the three months ended December 31, 2018 increased $0.3 million, or 16.3%, to $2.3 million compared to $2.0 million for the three months ended December 31, 2017.  For the year ended December 31, 2018, non-interest income increased $1.2 million, or 15.4%, to $8.8 million from the year ended December 31, 2017.  Both the quarterly and annual increases are directly related to increases in loan servicing fees which was the result of higher volumes of loans being serviced.

Non-interest expense for the three months ended December 31, 2018 increased by $0.5 million, or 7.3%, to $7.5 million compared to the three months ended September 30, 2018, and increased $0.4 million, or 5.2% compared to the three months ended December 31, 2017.  The increase was primarily due $0.7 million write-downs on two OREO properties, which was partially offset by a decrease in employee compensation in benefits related to a one-time employment contract payment of $0.2 million that took place in the third quarter.

For the year ended December 31, 2018, non-interest expense increased $2.3 million, or 8.8%, to $28.3 million compared to the year ended December 31, 2017.  The increase is primarily made up of a $1.3 million related to increases in employee compensation and benefits in connection with eight new positions, a $0.4 million increase in occupancy expenses related to relocating our corporate headquarters, and a $0.5 million increase in information processing related to technology investments and implementations made throughout 2018.

The effective tax rate for the year ended December 31, 2018 was 26.2% compared to 42.8% for the year ended December 31, 2017.  The decline in effective tax rate resulted in a $2.7 million decrease in income tax expense year-over-year, and was the result of the tax reform that was enacted on December 22, 2017.

Asset Quality

Non-performing assets as a percent of total assets decreased to 1.94% at December 31, 2018, from 2.36% at September 30, 2018, but increased from 1.15% at December 31, 2017.  At December 31, 2018, non-performing assets were $29.6 million, down from $35.7 million at September 30, 2018, but up from $16.1 million at December 31, 2017.  During the fourth quarter of 2018, non-performing loans decreased $4.9 million due $1.2 million in charge-offs and $3.7 million in loan payments and collection of collateral.  During the fourth quarter, two OREO properties were written-down and one Farm Service Agency guarantee payment was received, resulting in a decrease of $1.7 million in OREO during the quarter ended December 31, 2018.  This decrease was partially offset by the inclusion of $0.4 million of Bank-owned property adjacent to our Stevens Point branch that is now considered classified as OREO due to the Bank’s five-year holding period.

Adverse classified asset ratio (a non-GAAP measure, as calculated on page 10) increased to 57.12% at December 31, 2018 from 51.89% and 51.57% at September 30, 2018 and December 31, 2017, respectively, as the result of the strained agricultural economy and the four-year sustained low prices of class III milk.

A provision for loan losses of $1.6 million was recorded for the three months ended December 31, 2018 compared to a provision of $0.9 million and $12 thousand for the three months ended September 30, 2018 and December 31, 2017, respectively.  The increased provision is directly related to an increase in historical loss history from the $1.2 million charge-offs that occurred during the fourth quarter.

For the year ended December 31, 2018, the provision for loan losses was $3.2 million compared to $2.3 million for the year ended December 31, 2017.  The increase in provision expense year-over-year was primarily the result of an increase of substandard loans totaling $37.7 million between December 31, 2017 and December 31, 2018.

Conference Call

County Bancorp, Inc. will host an earnings call on today, February 11, 2019, at 11:30 a.m., CDT, conducted by Tim Schneider, President, and Glen L. Stiteley, CFO.  Shareholders, analysts, and other interested parties are invited to join the call via telephone by dialing (888) 317-6016 or visiting County Bancorp’s website at http://www.investorscommunitybank.com and then clicking on the link “Investor Relations.”  Investors should visit County Bancorp’s website or call in to the dial-in number set forth above at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available until February 11, 2020, by visiting the County Bancorp’s website at http://www.investorscommunitybank.com and clicking on the link “Investor Relations.”

About County Bancorp, Inc.

County Bancorp, Inc., a Wisconsin corporation and registered bank holding company founded in May 1996, and our wholly-owned subsidiary Investors Community Bank, a Wisconsin-chartered bank, are headquartered in Manitowoc, Wisconsin.  The state of Wisconsin is often referred to as “America’s Dairyland,” and one of the niches we have developed is providing financial services to agricultural businesses statewide, with a primary focus on dairy-related lending.  We also serve business and retail customers throughout Wisconsin, with a focus on northeastern and central Wisconsin.  Our customers are served from our full-service locations in Manitowoc, Appleton, Green Bay, and Stevens Point and our loan production offices in Darlington, Eau Claire, Fond du Lac, and Sheboygan.

Forward-Looking Statements

This press release includes "forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking statements presented in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Factors that may cause actual results to differ materially from those made or suggested by the forward-looking statements contained in this press release include those identified in County Bancorp, Inc.’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission.  Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

###

Investor Relations Contact

Glen L. Stiteley

EVP - CFO, Investors Community Bank

Phone: (920) 686-5658

Email: gstiteley@icbk.com

County Bancorp, Inc. Consolidated Financial Summary (Unaudited)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	(dollars in thousands, except per share data)
Period-End Balance Sheet:
Assets
Cash and cash equivalents	$61,087	$49,996	$81,044	$90,676	$66,771
Securities available for sale, at fair value	195,945	190,185	187,505	141,360	126,030
Loans held for sale	2,949	13,770	11,468	6,407	6,575
Agricultural loans	724,508	714,310	702,426	698,106	686,430
Commercial loans	415,672	417,146	407,609	406,096	407,036
Multi-family real estate loans	62,321	66,403	65,713	54,514	49,133
Residential real estate loans	4,522	4,965	5,437	5,512	6,005
Installment and consumer other	272	113	339	297	347
Total loans	1,207,295	1,202,937	1,181,524	1,164,525	1,148,951
Allowance for loan losses	(16,505)	(16,143)	(15,129)	(14,612)	(13,247)
Net loans	1,190,790	1,186,794	1,166,395	1,149,913	1,135,704
Other assets	70,057	74,223	72,465	71,901	61,965
Total Assets	$1,520,828	$1,514,968	$1,518,877	$1,460,257	$1,397,045

Liabilities and Shareholders' Equity
Demand deposits	$121,436	$103,862	$95,459	$101,167	$125,584
NOW accounts and interest checking	51,779	46,811	51,674	48,212	51,613
Savings	5,770	6,616	6,833	6,189	6,751
Money market accounts	218,929	208,233	204,332	199,834	199,118
Time deposits	356,484	352,531	344,619	314,766	302,004
Brokered deposits	308,504	317,291	323,561	319,692	282,616
National time deposits	160,445	173,440	183,953	182,530	142,391
Total deposits	1,223,347	1,208,784	1,210,431	1,172,390	1,110,077
FHLB advances	89,400	102,400	108,200	120,500	121,500
Subordinated debentures	44,703	44,663	44,725	15,540	15,523
Other liabilities	11,293	11,134	9,439	9,013	8,959
Total Liabilities	1,368,743	1,366,981	1,372,795	1,317,443	1,256,059

Shareholders' equity	152,085	147,987	146,082	142,814	140,986
Total Liabilities and Shareholders' Equity	$1,520,828	$1,514,968	$1,518,877	$1,460,257	$1,397,045

Stock Price Information:
High - Quarter-to-date	$26.00	$28.20	$29.26	$33.76	$33.94
Low - Quarter-to-date	$17.37	$24.29	$25.72	$26.61	$27.77
Market price - Quarter-end	$17.37	$25.10	$27.50	$29.21	$29.76
Book value per share	$21.48	$20.91	$20.63	$20.17	$19.93
Tangible book value per share (1)	$20.65	$20.07	$19.77	$19.29	$19.04
Common shares outstanding	6,709,480	6,694,230	6,693,447	6,684,923	6,673,381
(1)	This is a non-GAAP financial measure. A reconciliation to GAAP is included below.

	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	(dollars in thousands)
Loans by risk category:
Sound/Acceptable/Satisfactory/ Low Satisfactory	$908,172	$901,643	$896,509	$891,062	$873,801
Watch	171,670	171,890	186,399	185,179	183,022
Special Mention	6,566	11,036	4,783	5,636	8,902
Substandard Performing	65,501	61,851	46,751	45,261	50,224
Substandard Impaired	55,386	56,517	47,082	37,387	33,002
Total loans	1,207,295	1,202,937	1,181,524	1,164,525	1,148,951
Loan sold with servicing retained	661,257	644,879	628,435	611,358	600,666
Total loans and loans sold with servicing retained	$1,868,552	$1,847,816	$1,809,959	$1,775,883	$1,749,617

Non-Performing Assets:
Nonaccrual loans	$22,983	$27,881	$26,305	$17,746	$11,559
Other real estate owned (2)	6,568	7,851	8,607	8,982	4,565
Total non-performing assets	$29,551	$35,732	$34,912	$26,728	$16,124

Performing TDRs not on nonaccrual	$18,258	$11,863	$11,173	$10,488	$9,019

Non-performing assets as a % of total loans	2.45%	2.97%	2.95%	2.30%	1.40%
Non-performing assets as a % of total assets	1.94%	2.36%	2.30%	1.83%	1.15%
Adverse classified asset ratio (1)	57.12%	51.89%	47.34%	53.44%	51.57%
Allowance for loan losses as a % of nonaccrual loans	71.81%	57.90%	57.51%	82.34%	114.60%
Allowance for loan losses as a % of total loans	1.37%	1.34%	1.28%	1.25%	1.15%
Net charge-offs (recoveries) quarter-to-date	$1,210	$(21)	$16	$(1,268)	$390
Provision for loan loss quarter-to-date	$1,572	$993	$533	$97	$12

(1)	This is a non-GAAP financial measure. A reconciliation to GAAP is included below.
(2)

For the quarters ending December 31, 2017 through September 30, 2018, does not include $0.4 million of bank property transferred from premises and equipment, which is not considered a non-performing asset.  As of December 31, 2018, that bank property is considered classified due to the length of the holding period.

	For the Three Months Ended					For the Year Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
	(dollars in thousands, except per share data)
Selected Income Statement Data:
Interest and Dividend Income
Loans, including fees	$15,536	$15,113	$14,366	$13,691	$13,443	$58,706	$50,395
Taxable securities	1,168	945	982	632	462	3,727	1,808
Tax-exempt securities	183	344	14	157	88	698	350
Federal funds sold and other	223	249	401	213	256	1,086	499
Total interest and dividend income	17,110	16,651	15,763	14,693	14,249	64,217	53,052

Interest Expense
Deposits	5,273	4,980	4,600	3,796	3,464	18,649	11,815
FHLB advances and other borrowed funds	427	411	487	484	481	1,809	1,837
Subordinated debentures	667	656	338	143	135	1,804	515
Total interest expense	6,367	6,047	5,425	4,423	4,080	22,262	14,167
Net interest income	10,743	10,604	10,338	10,270	10,169	41,955	38,885
Provision for loan losses	1,572	993	533	97	12	3,195	2,330
Net interest income after provision for loan losses	9,171	9,611	9,805	10,173	10,157	38,760	36,555

Non-Interest Income
Services charges	470	394	445	365	332	1,674	1,406
Gain on sale of loans, net	54	41	45	32	22	172	118
Loan servicing fees	1,553	1,521	1,486	1,452	1,483	6,012	5,799
Loan servicing rights	7	(46)	127	10	(37)	98	(315)
Income on OREO	83	96	45	32	16	256	73
Other	153	151	168	149	178	621	572
Total non-interest income	2,320	2,157	2,316	2,040	1,994	8,833	7,653

Non-Interest Expense
Employee compensation and benefits	4,059	4,394	4,114	4,218	3,702	16,785	15,437
Occupancy	245	332	278	204	135	1,059	654
Information processing	641	529	529	465	423	2,164	1,632
Professional fees	497	351	359	315	406	1,522	1,657
Business development	259	258	260	299	210	1,076	941
OREO expenses	106	46	152	140	17	444	174
Writedown of OREO	688	81	104	-	820	873	905
Net loss (gain) on OREO	(54)	(28)	(149)	-	10	(231)	(353)
Depreciation and amortization	408	302	324	314	319	1,348	1,307
Other	689	758	966	830	1,123	3,243	3,638
Total non-interest expense	7,538	7,023	6,937	6,785	7,165	28,283	25,992
Income before income taxes	3,953	4,745	5,184	5,428	4,986	19,310	18,216
Income tax expense	1,123	1,228	1,334	1,374	2,855	5,059	7,791
NET INCOME	$2,830	$3,517	$3,850	$4,054	$2,131	$14,251	$10,425

Basic	$0.41	$0.51	$0.56	$0.59	$0.31	$2.06	$1.52
Diluted	$0.40	$0.50	$0.55	$0.58	$0.30	$2.04	$1.49
Dividends declared	$0.07	$0.07	$0.07	$0.07	$0.06	$0.28	$0.24

	For the Three Months Ended					For the Year Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
	(dollars in thousands, except share data)
Other Data:
Return on average assets	0.75%	0.94%	1.04%	1.15%	0.62%	0.96%	0.80%
Return on average shareholders' equity	7.58%	9.51%	10.63%	11.62%	6.05%	9.50%	7.58%
Return on average common shareholders' equity (1)	7.70%	9.75%	10.96%	12.04%	6.12%	9.74%	7.77%
Efficiency ratio (1)	52.85%	54.62%	55.18%	55.12%	52.11%	54.42%	54.63%
Tangible common equity to tangible assets (1)	9.14%	8.90%	8.75%	8.87%	9.13%	9.14%	9.13%

Common Share Data:
Net income from continuing operations	$2,830	$3,517	$3,850	$4,054	$2,131	$14,251	$10,425
Less: Preferred stock dividends	111	106	99	97	96	413	353
Income available to common shareholders	$2,719	$3,411	$3,751	$3,957	$2,035	$13,838	$10,072

Average number of common shares issued	7,184,946	7,167,276	7,163,362	7,152,970	7,150,424	7,177,212	7,110,099
Less: Weighted average treasury shares	443,694	443,140	442,102	439,833	437,901	442,206	433,976
Less: Weighted average non- vested restricted units awards	28,701	29,537	30,692	34,976	41,217	30,955	40,740
Weighted average number of common shares outstanding	6,712,551	6,694,599	6,690,568	6,678,161	6,671,306	6,704,051	6,635,383
Effect of dilutive options	45,116	63,346	79,368	90,804	97,633	68,876	111,463
Weighted average number of common shares outstanding used to calculate diluted earnings per common share	6,757,667	6,757,945	6,769,936	6,768,965	6,768,939	6,772,927	6,746,846

(1)	This is a non-GAAP financial measure. A reconciliation to GAAP is included below.

	For the Three Months Ended					For the Year Ended
Non-GAAP Financial Measures:	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
	(dollars in thousands)
Return on average common shareholders' equity reconciliation:
Return on average shareholders' equity	7.58%	9.51%	10.63%	11.62%	6.05%	9.50%	7.58%
Effect of excluding average preferred shareholders' equity	0.12%	0.24%	0.33%	0.42%	0.07%	0.24%	0.19%
Return on average common shareholders' equity	7.70%	9.75%	10.96%	12.04%	6.12%	9.74%	7.77%

Efficiency ratio GAAP to non-GAAP reconciliation:
Non-interest expense	$7,538	$7,023	$6,937	$6,785	$7,165	$28,283	$25,992
Less: net gain (loss) on sales and write-downs of OREO	(634)	(53)	45	-	(830)	(642)	(552)
Adjusted non-interest expense (non-GAAP)	$6,904	$6,970	$6,982	$6,785	$6,335	$27,641	$25,440

Net interest income	$10,743	$10,604	$10,338	$10,270	$10,169	$41,955	$38,885
Non-interest income	2,320	2,157	2,316	2,040	1,994	8,833	7,653
Less: net loss (gain) on sales of securities	-	-	-	-	(6)	-	31
Operating revenue	$13,063	$12,761	$12,654	$12,310	$12,157	$50,788	$46,569
Efficiency ratio	52.85%	54.62%	55.18%	55.12%	52.11%	54.42%	54.63%

	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	(dollars in thousands, except per share data)
Tangible book value per share and tangible common equity to tangible assets reconciliation:
Common equity	$144,085	$139,987	$138,082	$134,814	$132,986
Less: Goodwill	5,038	5,038	5,038	5,038	5,038
Less: Core deposit intangible, net of amortization	513	603	701	806	919
Tangible common equity (non-GAAP)	$138,534	$134,346	$132,343	$128,970	$127,029
Common shares outstanding	6,709,480	6,694,230	6,693,447	6,684,923	6,673,381
Tangible book value per share	$20.65	$20.07	$19.77	$19.29	$19.04

Total assets	$1,520,828	$1,514,968	$1,518,877	$1,460,257	$1,397,045
Less: Goodwill	5,038	5,038	5,038	5,038	5,038
Less: Core deposit intangible, net of amortization	513	603	701	806	919
Tangible assets (non-GAAP)	$1,515,277	$1,509,327	$1,513,138	$1,454,413	$1,391,088
Tangible common equity to tangible assets	9.14%	8.90%	8.75%	8.87%	9.13%

Adverse classified asset ratio:
Substandard loans	$120,887	$118,368	$93,833	$82,648	$83,226
Less: Non-impaired restructured loans	(5,078)	(13,657)	(2,081)	(1,164)	(1,072)
Net substandard loans	$115,809	$104,711	$91,752	$81,484	$82,154
Other real estate owned	6,568	7,851	8,607	8,982	4,565
Substandard unused commitments	1,625	1,191	959	2,309	799
Less: Substandard government guarantees	(7,111)	(9,374)	(8,356)	(3,605)	(4,289)
Total adverse classified assets (non-GAAP)	$116,891	$104,379	$92,962	$89,170	$83,229

Total equity (Bank)	$185,458	$180,359	$177,911	$149,105	$146,937
Unrealized loss on available for sale securities	2,221	4,152	2,795	2,603	627
Allowance for loan losses	16,505	16,143	15,129	14,612	13,247
Allowance for unused commitments	475	510	522	553	564
Adjusted total equity (non-GAAP)	$204,659	$201,164	$196,357	$166,873	$161,375
Adverse classified asset ratio	57.12%	51.89%	47.34%	53.44%	51.57%

	For the Three Months Ended
	December 31, 2018			December 31, 2017
	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates
	(dollars in thousands)
Assets
Investment securities	$191,955	$1,351	2.82%	$106,173	$550	2.07%
Loans (2)	1,207,883	15,536	5.14%	1,134,822	13,443	4.74%
Interest bearing deposits due from other banks	67,153	223	1.33%	88,742	256	1.15%
Total interest-earning assets	$1,466,991	$17,110	4.67%	$1,329,737	$14,249	4.29%

Allowance for loan losses	(16,034)			(13,474)
Other assets	61,316			61,741
Total assets	$1,512,273			$1,378,004

Liabilities
Savings, NOW, money market, interest checking	$287,420	1,043	1.45%	$265,309	531	0.80%
Time deposits	820,515	4,230	2.06%	713,718	2,933	1.64%
Total interest-bearing deposits	$1,107,935	$5,273	1.90%	$979,027	$3,464	1.42%
Other borrowings	837	10	4.62%	1,328	18	5.53%
FHLB advances	90,509	417	1.84%	126,261	463	1.47%
Junior subordinated debentures	44,681	667	5.97%	15,523	135	3.48%
Total interest-bearing liabilities	$1,243,962	$6,367	2.05%	$1,122,139	$4,080	1.45%

Non-interest-bearing deposits	108,140			104,718
Other liabilities	10,913			10,242
Total liabilities	$1,363,015			$1,237,099

Shareholders' equity	149,258			140,905
Total liabilities and equity	$1,512,273			$1,378,004

Net interest income		$10,743			$10,169
Interest rate spread (3)			2.62%			2.84%
Net interest margin (4)			2.91%			3.06%
Ratio of interest-earning assets to interest- bearing liabilities	1.18			1.19

(1)	Average balances are calculated on amortized cost.
(2)	Includes loan fee income, nonaccruing loan balances, and interest received on such loans.
(3)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

	For the Year Ended
	December 31, 2018			December 31, 2017
	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates
	(dollars in thousands)
Assets
Investment securities	$169,302	$4,425	2.61%	$112,439	$2,158	1.92%
Loans (2)	1,193,254	58,706	4.92%	1,086,836	50,395	4.64%
Interest bearing deposits due from other banks	77,545	1,086	1.40%	52,786	499	0.95%
Total interest-earning assets	$1,440,101	$64,217	4.46%	$1,252,061	$53,052	4.24%

Allowance for loan losses	(15,037)			(13,550)
Other assets	59,291			56,615
Total assets	$1,484,355			$1,295,126

Liabilities
Savings, NOW, money market, interest checking	$282,746	3,398	1.20%	$245,851	1,643	0.67%
Time deposits	801,892	15,251	1.90%	661,784	10,172	1.54%
Total interest-bearing deposits	$1,084,638	$18,649	1.72%	$907,635	$11,815	1.30%
Other borrowings	1,027	50	4.81%	1,545	89	5.77%
FHLB advances	105,218	1,759	1.67%	127,635	1,748	1.37%
Junior subordinated debentures	32,721	1,804	5.51%	15,492	515	3.32%
Total interest-bearing liabilities	$1,223,604	$22,262	1.82%	$1,052,307	$14,167	1.35%

Non-interest-bearing deposits	100,819			96,172
Other liabilities	9,883			9,059
Total liabilities	$1,334,306			$1,157,538

Shareholders' equity	150,049			137,588
Total liabilities and equity	$1,484,355			$1,295,126

Net interest income		$41,955			$38,885
Interest rate spread (3)			2.64%			2.89%
Net interest margin (4)			2.91%			3.11%
Ratio of interest-earning assets to interest- bearing liabilities	1.18			1.19

(1)	Average balances are calculated on amortized cost.
(2)	Includes loan fee income, nonaccruing loan balances, and interest received on such loans.
(3)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.